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                                                                   EXHIBIT 99.1


                                       [LETTERHEAD]
NEWS RELEASE
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APRIL 22, 1999

    BILLING CONCEPTS ANNOUNCES SEPARATION OF BUSINESS DIVISIONS AND REPORTS 2ND
               QUARTER EARNINGS IN LINE WITH MARCH 17TH ANNOUNCEMENT

SAN ANTONIO, TX.... BILLING CONCEPTS CORP. (Nasdaq: BILL) today reported operating revenue for the second quarter ended March 31, 1999 of $45.7 million, compared to revenue of $44.2 million reported for the same period in 1998. Net income for the quarter was $5.9 million, compared to 1998 reported net income of $7.4 million. Diluted earnings per common share were $0.16 compared to $0.20 per common share for the same period in 1998.

Operating revenue for the LEC Billing division was $34.8 million for the second quarter ended March 31, 1999, a decline from the $37.8 million reported for the same period a year ago. The Systems and Software division reported $10.9 million in revenue, which is 72% greater than revenue of $6.4 million reported for the same period in 1998.

SEPARATION OF BUSINESS DIVISIONS
The Company also announced that its Board of Directors approved a plan to separate its businesses into two separate public companies. The Systems and Software division will operate under an undetermined corporate name, and the LEC Billing division will operate under the name Billing Concepts.

The Board of Directors is of the opinion that the separation will result in two distinct companies with different missions and different financial, investment and operating characteristics so that each can pursue business strategies and objectives appropriate to its specific industry. In addition, the respective management teams of the LEC Billing and the Systems and Software divisions will be able to concentrate their attention and financial resources on their respective business units without regard to the corporate objectives, policies and capital requirements of the other.

The terms of the various agreements between the proposed two entities have not been finalized, and the Company continues to evaluate the effects of taxation and accounting methods as they relate to this transaction. It is anticipated that prior to September 30, 1999, stockholders of Billing Concepts Corp. will receive a distribution of one share of the new company for each share of Billing Concepts Corp. owned on a record date to be determined by the Board of Directors. The Company anticipates that the details of the distribution will be reported between June 15 and July 15.

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[LETTERHEAD]

Parris H. Holmes, Jr., Chairman and CEO, stated, "The time is right for the Systems and Software division to stand alone as a publicly traded company. Billing Concepts has succeeded in building two distinct businesses that have their own unique long-term goals and strategies for growth. Separating them represents a natural progression and will allow each company to better achieve its full potential, thus enhancing stockholder value."

Mr. Holmes added, "Our LEC Billing division continues to produce consistent levels of profitability and cash flow. The month of March was our best month since March of 1998, the month that generated the most call records in the Company's history. The Systems and Software division continues to add new business and to build its sales backlog. This increase in revenue is a result of our time-to-market, complete product offering and experience in the industries we service. We believe that many opportunities lie ahead for Billing Concepts."

BILLING CONCEPTS is one of the most experienced providers of comprehensive billing and customer care solutions to the communications industry. The Company licenses fast-to-implement and cost-effective convergent billing software to virtually any size company in the industry. Billing Concepts is also the largest third-party provider of billing clearinghouse and information services to the telecommunications industry. Billing Concepts supports multiple services such as Internet, PCS, cellular, paging, cable, local service, long distance and Carrier Access Billing (CABS). With over 600 customers throughout North America, the Company offers billing solutions for service providers including LEC, Competitive Local Exchange Carrier
(CLEC), Independent Local Exchange Carrier (ILEC) and Internet Service Provider (ISP) companies, from the newest entrants to some of the largest facilities-based providers in the industry. Headquartered in San Antonio, Texas, Billing Concepts maintains offices in Corpus Christi, Texas, Glendale, California and Albany, New York. Visit the Billing Concepts web site: www.billingconcepts.com.

CERTAIN STATEMENTS CONTAINED HEREIN ARE "FORWARD-LOOKING" STATEMENTS (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995). THESE STATEMENTS INCLUDE THE COMPANY'S ANNOUNCEMENT OF ITS SECOND QUARTER EARNINGS ESTIMATE, THE SEPARATION OF BUSINESS UNITS AND MR. HOLMES' QUOTE. BECAUSE SUCH STATEMENTS INCLUDE RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN FILINGS MADE BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    #####

                         (FINANCIAL TABLES TO FOLLOW)


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[LETTERHEAD]

                                                  QUARTER ENDED MARCH 31,
                                             ----------------------------------
                                                1999                    1998
                                             ----------              ----------
                                                        (UNAUDITED)
                                          (In Thousands, Except Per Share Amounts)
LEC revenues                                  $34,782                 $37,813
Systems revenues                               10,932                   6,354
                                             --------                --------
Total revenues                                 45,714                  44,167

Cost of revenues                               27,406                  27,066
                                             --------                --------
  Gross profit                                 18,308                  17,101

Selling, general and administrative             7,391                   5,932
Research and development                        1,051                     307
Advance funding program income                 (1,005)                 (2,271)
Advance funding program expense                    30                      31
                                             --------                --------
EBITDA                                         10,841                  13,102

Depreciation and amortization                   2,264                   1,733
                                             --------                --------
  Operating income                              8,577                  11,369

Other income (expense):
  Interest income                               1,542                     713
  Interest expense                                (17)                    (62)
  Equity in net loss of investee                 (570)                      0
  Other                                           (21)                     62
                                             --------                --------
    Other income, net                             934                     713
                                             --------                --------

Income before income taxes                      9,511                  12,082
Income tax expense                             (3,660)                 (4,651)
                                             --------                --------
Net income                                     $5,851                  $7,431
                                             --------                --------
                                             --------                --------

Diluted earnings per common share               $0.16                   $0.20

Weighted average common shares and
  common share equivalents outstanding         37,586                  37,776